SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 27, 2004

METASOLV, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	0-17920	75-2912166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5556 Tennyson Parkway, Plano, Texas		75024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (972) 403-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 2. FINANCIAL INFORMATION

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 27, 2004, MetaSolv, Inc. announced that it expects its third quarter financial results to be within the range of its guidance for revenues and earnings, which it provided in its second quarter news release on July 22, 2004. The company also announced that it is rescheduling its third quarter news release and conference call because of an unanticipated delay in agreeing with its auditors on the timing of revenue recognition for two contracts executed and delivered in the third quarter. As a result, the news release and conference call previously scheduled for Wednesday, October 27th, 2004, are rescheduled for Wednesday, November 3rd, 2004. Whether revenues from these two contracts are recognized in the third or the fourth quarter, the company expects to achieve its established financial guidance for the third quarter.

Following the release of the results on November 3, 2004, at the close of the markets, MetaSolv will host a conference call at 5:00 p.m. ET. MetaSolv’s management will comment on the financial results, as well as the company’s overall strategy and financial outlook.

The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METASOLV, INC.

Date: October 28, 2004	By:	/s/ Glenn A. Etherington
Glenn A. Etherington Chief Financial Officer Duly Authorized Officer on behalf of the Registrant